Exhibit 23.1

                  Letterhead of Schwartz Levitsky Feldman llp




                CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The undersigned, Schwartz Levitsky Feldman llp, Chartered Accountants hereby consents to the use of our name and use of our report of Independent Registered Public Accounting Firm dated December 28, 2005 except for notes 20 a), b), c) and 21 as to which the date is January 12, 2006 and note 20 d) as to which the date is January 30, 2006 for China BAK Battery, Inc. as filed with Amendment No. 1 to the Registration on Form SB-2 being filed by the Company.

                                               "SCHWARTZ LEVITSKY FELDMAN LLP"

Toronto, Ontario, Canada                       /s/ Schwartz Levitsky Feldman llp
February 3, 2006                               Chartered Accountants